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                                              Registration No. 333- ............

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                       STEWART & STEVENSON SERVICES, INC.
             (Exact name of registrant as specified in its charter)


              TEXAS                                       74-1051605
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                     Identification Number)

       2707 NORTH LOOP WEST
          HOUSTON, TEXAS                                      77008
(Address of Principal Executive Offices)                   (Zip Code)


                       STEWART & STEVENSON SERVICES, INC.
                   1993 NONOFFICER EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                                  CARL B. KING
                                 P. O. BOX 1637
                            HOUSTON, TEXAS 77251-1637
                     (Name and address of agent for service)

                                 (713) 868-7700
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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                                     Proposed      Proposed
                                      maximum       maximum
       Title                         offering      aggregate     Amount of
   of Securities      Amount to     price per      offering     registration
 to be registered   be registered    share (1)     price (1)        fee
--------------------------------------------------------------------------------
Common Stock,
without par value
per share........     270,500         $28.20     $7,628,100.00    $1,907.01
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(h) under the Securities Act of 1933, the offering price of shares of Common Stock to be purchased pursuant to the Plan is based on the average of the high and low quoted transaction prices on May 31, 2001, for purposes of calculating the registration fee.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      This registration statement relates only to additional securities of the same class for which another registration statement filed on this form relating to an employee benefit plan is effective. That Registration Statement on Form S-8 (Registrant No. 33-65404) filed July 1, 1993, is hereby incorporated herein by reference pursuant to General Instruction E to Form S-8.

ITEM 8.     EXHIBITS.

      The following exhibits are filed as a part of this Registration Statement pursuant to Item 601 of Regulation S-K.

      5.1   Opinion of William L. Moll, Jr., Senior Counsel of the Company.

      23.1  Consent of Arthur Andersen LLP, independent public accountants.

      23.2  Consent of William L. Moll, Jr., Senior Counsel of the Company.


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, and the State of Texas, on the 5th day of June, 2001.

STEWART & STEVENSON SERVICES, INC.


By: /s/ MICHAEL L. GRIMES
    -------------------------------
    Michael L. Grimes
    President and Chief Executive Officer



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      Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed below by the following persons in the capacities indicated on the 5th day of June, 2001.




                                          /s/ HOWARD WOLF
------------------------------            ------------------------------
C. Jim Stewart II                         Howard Wolf
Director                                  Director


/s/ DONALD E. STEVENSON                   /s/ MICHAEL L. GRIMES
------------------------------            ------------------------------
Donald E. Stevenson                       Michael L. Grimes
Director                                  Director

/s/ ROBERT S. SULLIVAN
------------------------------            ------------------------------
Robert S. Sullivan                        Charles R. Ofner
Director                                  Director


/s/ WILLIAM R. LUMMIS                     /s/ MONROE R. LUTHER
------------------------------            ------------------------------
William R. Lummis                         Monroe M. Luther
Director                                  Director


/s/ KHLEBER V. ATTWELL                    /s/ MAX LUKENS
------------------------------            ------------------------------
Khleber V. Attwell                        Max Lukens
Director                                  Director


/s/ DARVIN M. WINICK
------------------------------            ------------------------------
Darvin M. Winick                          C. Jim Stewart III
Director                                  Director



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                                 EXHIBIT INDEX


5.1   Opinion of William L. Moll, Jr., Senior Counsel of the Company
23.1  Consent of Arthur Andersen LLP
23.2  Consent of William L. Moll, Jr.